Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-14-2014

Security Type:
BND/CORP


Issuer
SGMS Escrow Corp. (to be merged with and
into Scientific Games International, Inc.)
(2022)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Deutsche Bank Securities Inc., Fifth Third
Securities, Inc., HSBC Securities (USA)
Inc., PNC Capital Markets LLC


Transaction Details

Date of Purchase
11-14-2014


Purchase
Price/Share(per share / % of par)
$100.00

Total
Commission,
Spread or
Profit
0.00


1.	Aggregate Principal Amount Purchased
(a+b)
$20,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$11,252,000

b.Other BlackRock Clients
$8,748,000

2.	Aggregate Principal Amount of
Offering
$950,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.02105


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date: 11-19-2014
Global Syndicate Team Member



Approved by:
Steven DeLaura
Date: 11-19-2014
Global Syndicate Team Member